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                                                                    EXHIBIT 10.3

                                 [WELLMAN LOGO]

                                  WELLMAN, INC.

                               LIFE INSURANCE PLAN

                                       FOR

                              DESIGNATED EMPLOYEES

                            Personal and Confidential

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                                TABLE OF CONTENTS

        Article I              Name

        Article II             Statement of Purpose

        Article III            Plan Administration

        Article IV             Participation

        Article V              Definitions

        Article VI             Requirements for Life Insurance

        Article VII            Change in Status during the Plan Year

        Article VIII           General Provisions

        Article IX             Limitations

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           WELLMAN, INC. LIFE INSURANCE PLAN FOR DESIGNATED EMPLOYEES

                                    ARTICLE I

                                      NAME

1.1 The "Plan" is the "Wellman, Inc. Life Insurance Plan for Designated Employees."

                                   ARTICLE II

                              STATEMENT OF PURPOSE

2.1 The purpose of the Plan is to provide adequate life insurance to certain designated executives (the "Participants") as part of their overall compensation from Wellman, Inc. (the "Company").

2.2 The Plan permits Participants to utilize an amount paid by the Company which is 9.5% of their Base Salary to purchase a Life Insurance Product (as defined below).

                                   ARTICLE III

                               PLAN ADMINISTRATION

3.1 The Compensation Committee of the Wellman, Inc. Board of Directors (the "Committee") or their designee shall be responsible for the design, administration, and interpretation of the Plan.

3.2 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board of Directors of Wellman, Inc. (the "Board") upon the recommendation of the Committee.

                                   ARTICLE IV

                                  PARTICIPATION

4.1 The Participants are all Company executives recommended by the Chief Executive Officer and approved by the Committee.

                                    ARTICLE V

                                   DEFINITIONS

5.1 "Plan Year" is the fiscal year of the Company, which is generally the calendar year.

5.2 "Base Salary" means the annual salary paid by the Company to a Participant for performance of his job excluding any fringe benefits, incentive awards, bonuses or any component of pay other than the base amount.

5.3 "Beneficiary" means any person, estate or trust entitled to receive the Participant's Death Benefit upon the Death of the Participant, including contingent Beneficiaries.

5.4   "Code" means the Internal Revenue Code of 1986 as amended.

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5.5   "Death Benefit" and "Life Insurance Amount" mean the amount payable with respect to a Life Insurance Product where the Participant is one of the Insured to the Participant's Beneficiaries regardless of the source of that amount, i.e., cash value, pure insurance, etc.

5.6 "Life Insurance Product" is a product, plan and/or policy or combination of products, plans and/or policies which include life insurance and that provide a Death Benefit. Group Term Life Insurance provided by the Company is not a Life Insurance Product. The Life Insurance Product may be in any form that is appropriate for the Participant and may include whole life products, term life products, second to die policies and annuities. The Participant shall select the company(s) providing the Life Insurance Product ("Insurance Company"); however, before any such product, plan or policy commences, the Company reserves the right to decide that any such Insurance Company is not appropriate for any reason including administrative reasons. If this occurs the Participant shall select an alternative Insurance Company that is acceptable to the Company to provide such Life Insurance Product(s).

                                   ARTICLE VI

                         REQUIREMENTS FOR LIFE INSURANCE

6.1 The Plan requires Participants to have a Life Insurance Product providing a Death Benefit which, when combined with their Group Term Policy provided by the Company is at least five (5) times their Base Salary. Participants are eligible to apply an amount, paid by the Company, of up to 9.5% of their Base Salary, toward the premium for a Life Insurance Product ("Premium Payments"). If the amount paid by the Company is insufficient to purchase the required Death Benefit, the Participant is responsible for paying the additional premium required to bring the Death Benefit up to the required level, except as provided in Section 6.2.

6.2 The required Life Insurance Benefit may be reduced, with the approval of the Committee or its representative in certain circumstances. Examples of this would be: It becomes difficult or impossible for the Participant to purchase additional coverage because of their physical condition, or upon the attainment of certain ages, or reductions in the amount of the group term insurance policy.

6.3 Premium Payments will be treated as taxable income to the Participant except where the Internal Revenue Code provides a specific exemption from taxation.

6.4   The Life Insurance Product is the property of the Participant.

                                   ARTICLE VII

                      CHANGE IN STATUS DURING THE PLAN YEAR

7.1 Disability. A Participant shall be deemed "Permanently Disabled" if, because of a physical or mental condition, the Participant is unable for a period of at least one year to perform the principle duties of his/her occupation as determined by a physician selected by the Committee. As long as the Participant remains an employee of the Company and is a Participant, the Company will continue to make Premium Payments until the Participant is "Permanently Disabled."

7.2 Death. A Participant's participation in this program terminates upon death.

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7.3 Retirement. In the year of a Participant's retirement upon or after reaching age 55 the Company will continue to make Premium Payments on the dates they are normally paid until the monthly premium due date coincident with or following the Participant's retirement date.

7.4 Resignation or Termination. No Premium Payments will be made after a Participant's employment ends.

7.5 Participant's Own Life Insurance Policies. In all cases the scheduled payment date of the Life Insurance Product governs when the payments are made. If any Premium Payments are made before any of the events named in Sections 7.1 to 7.4 the Premium Payment is included in the value of the Life Insurance Product which is the property of the Participant. If a Premium Payment is due after any of the events named in Sections 7.1 to 7.4 the Premium Payment is only required to be made if it is a contractual obligation of the Company under the terms of another plan or agreement.

7.6 No Guarantee. Participation in the Plan provides no guarantee that this Plan will continue.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

8.2 Expenses. The Company shall pay all expenses and costs in connection with the adoption and administration of the Plan.

8.3 No prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any Participant any contractual or other right to participate in the benefits of the Plan.

                                   ARTICLE IX

                                   LIMITATIONS

9.1 No Continued Employment. Neither the establishment of the Plan or the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any Participant with or without cause at any time.

9.2 No Vested Rights. Except as otherwise provided herein and provided in Participant's Life Insurance Product, the Plan does not confer on any Participant or other person any claim of right (legal, equitable, or otherwise) to any payment for a Death Benefit from the Company. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

9.3 Not Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its Participants. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement of the terms and conditions of the Plan.

9.4 Other Plans. Nothing contained herein shall limit the Company or the Committee's ability to make payments for insurance to other employees of the Company, whether or not Participants in this Plan.